A WHITESTONE REIT COMMUNITY
TERRAVITA
Marketplace
Creating Communities in Our Properties™

Our newest acquisition
in Phoenix, AZ
A WHITESTONE REIT COMMUNITY
Pinnacle
OF SCOTTSDALE
Creating Communities in Our Properties™

A WHITESTONE REIT COMMUNITY
THE SHOPS AT
Stariwood
Creating Communities in Our Properties™
TruFire
KITCHEN & BAR
Our newest acquisition
in Frisco, TX

WHITESTONE™ REIT

Creating Communities in Our Properties™

Supplemental Operating & Financial Data

For the Quarter Ended December 31, 2011

WSR
LISTED
NYSE
AMEX

Whitestone REIT
2600 South Gessner • Suite 500 • Houston, Texas 77063
866.789.7348 • www.whitestonereit.com

CORPORATE PROFILE

NYSE Amex: WSR	Whitestone REIT (NYSE Amex: WSR) is a fully integrated real estate investment trust that owns,
Class B Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of December 31, 2011, we owned
45 Community Centered Properties TM with approximately 3.6 million square feet of gross leasable area,
45 Community Centers	located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San
3.6 Million Sq. Ft. of GLA	Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were founded in 1998.
915 Tenants
We focus on value-creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our
Houston	tenants deliver needed services to the surrounding community. We focus on niche properties with
Dallas	smaller rental spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial tenants at each property who provide services to their
Chicago	respective surrounding communities. Operations include an internal management structure, providing cost-effective services to locally-oriented smaller space tenants. Multi-cultural community focus sets
Fiscal Year End	us apart from traditional commercial real estate operators. We value diversity on our team and maintain
12/31	in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants
Common Shares &	and neighborhoods.
Units Outstanding:
Class B common: 10.2 Million*	We have a diverse tenant base concentrated on service offerings such as medical, education and
Class A common: 1.7 Million	casual dining. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of
Operating Partnership Units:	December 31, 2011, provided a 69% premium rental rate compared to our larger space tenants. The
0.9 Million	largest of our 915 tenants comprises less than 2.0% of our revenues.

Distribution (per share / unit):
Quarter $0.2850	Investor Relations:
Annualized $1.14	Whitestone REIT
Dividend Yield 8.8%**	Anne I. Gregory, Vice President, Investor Relations & Marketing
2600 South Gessner Suite 500, Houston, Texas 77036
Board of Trusteees:		713.435.2221 email: ir@whitestonereit.com
James C. Mastandrea
Daryl J. Carter		ICR Inc. - Brad Cohen 203.682.8211
Daniel G. DeVos
Donald F. Keating		website: www.whitestonereit.com
Jack L. Mahaffey
Analyst Coverage:
* As of February 24, 2012	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Wunderlich Securities, Inc.
	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Merril Ross
	212.885.4170	502.588.1839	212.906.3546	703.669.9255
** Based on Class B common	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	mross@wundernet.com
share price of $13.01 as of
February 24, 2012	Newest Acquisitions:

Contact Whitestone REIT:
Anne Gregory, Vice President Marketing & Investor Relations
(713) 435 2221 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR FOURTH QUARTER AND FULL YEAR 2011

Fourth Quarter and 2011 Highlights

•	Year-Over-Year Increase in Occupancy of Operating Portfolio to 87% from 86% in 2010

•	Achieved Record FFO-Core with 22% Year-Over-Year Increase; Net Income for 2011 was $1.3 Million

•	Acquired Seven Community Centers at Below Replacement Cost and Two Future Development Land Parcels for Aggregate Purchase Price of $81.6 Million in 2011

Houston, Texas, February 28, 2012 - Whitestone REIT (NYSE Amex: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the fourth quarter and year ended December 31, 2011.

“Whitestone's 2011 was a break-out growth year as we increased the acquisition pace of value-add Community Centered Properties and expanded our geographic footprint. We also delivered on our other growth initiatives: adding tenants to increase occupancy and launching several redevelopment projects to enhance the value of our core assets. Our Community Centered Property, small space business model differentiates us in our industry and continues to deliver strong upwardly trending operating results such as our record FFO-Core,” said James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer. “In 2012, we are committed to further portfolio expansion via acquisitions, as well as internal growth resulting from our focus on occupancy and select redevelopment supported by our strong balance sheet.”

Highlights: Fourth Quarter 2011 Compared to Fourth Quarter 2010

During the year ended December 31, 2011, the Company deployed approximately $81 million towards acquisitions of value-add Community Centered PropertiesTM in its target markets, including $47 million in acquisitions that were completed in the fourth quarter, which contributed only partially to 2011 results.

Whitestone's 2010 results, except Funds From Operations (“FFO”)-Core, include in income a portion of an insurance settlement for damages to the Company's Houston communities from Hurricane Ike, which was $0.6 million, or $0.08 per diluted common share and operating partnership (“OP”) unit.

•
FFO-Core for the fourth quarter 2011increased 55%, or approximately $1.1 million, to $3.1 million as compared to $2.0 million in the fourth quarter of 2010. FFO-Core per diluted common share and OP unit was $0.25, as compared to $0.28 per diluted common share and OP unit for the same period in 2010. FFO-Core per diluted common share and OP unit was impacted by the issuance of common shares in May 2011. FFO-Core excludes acquisition expenses of $339,000 and $35,000 in 2011 and 2010, respectively, and a gain from an insurance settlement of $558,000 in 2010.

•
FFO for the fourth quarter 2011 was $2.8 million, or $0.22 per diluted common share and OP unit, as compared to $2.6 million or $0.35 per diluted common share and OP unit for the fourth quarter 2010. The gain recognized from the insurance settlement included in 2010 FFO was $558,000, or $0.08 per diluted common share and OP unit.

•
Property net operating income (“NOI”) increased 31% to $6.4 million for the fourth quarter 2011 as compared to $4.9 million for the same period in 2010. The increase of $1.5 million is attributable to new acquisitions of $0.8 million and same stores of $0.7 million.

•
Net income attributable to Whitestone REIT was $556,000, or $0.05 per diluted common share for the fourth quarter 2011, compared to $545,000 or $0.10 per diluted common share for the same period in 2010.

•
The Company declared a quarterly cash distribution of $0.285 per common share and OP unit, to be paid in three equal installments of $0.095 in January, February and March 2012. The distribution rate has remained the same since the distribution paid on July 8, 2010. In February 2012, the Company also declared its second quarter cash distribution of $0.285 per common share and OP unit, to be paid in three equal installments of $0.095 in April, May and June 2012.

Highlights: Year 2011 Compared to Year 2010

•
FFO-Core increased 22%, or approximately $1.7 million, to $9.6 million for 2011 as compared to $7.9 million in 2010. FFO-Core per diluted common share and OP unit was $0.89 for 2011, as compared to $1.35 per diluted common share and OP unit, for 2010. FFO-Core per diluted common share and OP unit was impacted by the issuance of common shares in August 2010 and in May 2011. FFO-Core excludes acquisition expenses of $666,000 and $46,000 in 2011 and 2010, respectively, legal expenses of $254,000 in 2011, and a gain from an insurance settlement of $558,000 in 2010.

•	Whitestone's FFO was $8.7 million, or $0.81 per diluted common share and OP unit for 2011, as compared to $8.4 million, or $1.44 per diluted common share and OP unit, for 2010.

•
Property NOI increased 12% to $21.6 million in 2011, as compared to $19.3 million for 2010. Of the total $2.3 million increase, $1.4 million was attributable to new acquisitions, and $0.9 million was due to 5% growth in same stores.

•	Net income attributable to Whitestone was $1.1 million, or $0.12 per diluted common share for 2011, as compared to $1.1 million, or $0.27 per diluted common share for 2010.

2011 Leasing Highlights

The Company's Operating Portfolio Occupancy Rate increased to 87% as of December 31, 2011 from 86% as of December 31, 2010. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and properties that are undergoing significant redevelopment or re-tenanting. Total physical property occupancy, which includes properties under redevelopment, undergoing significant retenanting and recent acquisitions, was 84% as of December 31, 2011, the same as the prior year.

The Company signed new and renewal leases representing 797,000 square feet during 2011 primarily with tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which drives premium rents. Leasing activity increased from the prior year as represented by:

•	An increase of 2% in average occupancy for same stores to 86% in 2011 versus 84% in 2010;

•	An increase of 1% in total lease value of new and renewal leases signed: $32.3 million in 2011 versus $31.9 million in 2010;

•	An increase of 5% in the number of new and renewal leases signed: 312 in 2011 versus 298 in 2010; and

•	An increase of 11% in the square footage of new and renewal leases signed: 797,000 for 2011 versus 716,000 in 2010.

Community Centered PropertiesTM Portfolio Statistics

As of December 31, 2011, Whitestone owned 45 Community Centered PropertiesTM with approximately 3.6 million square feet of gross leasable area, including two development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of December 31, 2011, provided a 69% premium rental rate compared to Whitestone's larger space tenants. The Company currently services 915 tenants throughout its portfolio.  No single tenant accounted for more than 2.0% of the Company's annualized base rental revenues as of December 31, 2011.

Balance Sheet

Whitestone had 19 properties unencumbered by debt as of December 31, 2011, with an undepreciated cost basis of $114 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness were $292 million and $127.9 million, respectively at December 31, 2011. As of December 31, 2011, 72% of the Company's debt was fixed-rate at a blended interest rate of 5.4%.

Subsequent Events

On February 27, 2012, Whitestone closed on a new three-year $125 million unsecured revolving credit facility. The new facility replaces the existing $20 million facility with Bank of Montreal. The Company plans to use the new facility for general corporate purposes, primarily for acquisitions and redevelopment of existing properties in its portfolio. BMO Capital Markets served as the Sole Lead Arranger and Sole Book Runner. Bank of Montreal also serves as the Administrative Agent. U. S. Bank National Association served as Syndication Agent, while Capital One, National Association, and Wells Fargo Bank, National Association served as Co-Documentation Agents. Also included in the lender group is MidFirst Bank.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties on Tuesday, February 28, 2012 at 5:00p.m. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 378-4353 for domestic participants or 1-(719) 457-2634 for international participants and entering the passcode 3483645. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least 10 minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through March 13, 2012, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 3483645. The replay of the call will also be available on the Company's website.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events Press Releases tab. For those without internet access, the fourth quarter 2011 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT

Whitestone REIT (NYSE Amex: WSR) is a fully integrated real estate investment trust that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its Centers, as it markets, leases and manages its Centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, and casual dining. The largest of its 915 tenants comprise less than 2% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities, and the Company's anticipated net income, depreciation and amortization and FFO-Core.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core, NOI and EBITDA. Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains or losses on the sale of operating real estate assets and extraordinary items. In October 2011, NAREIT communicated to its members that the exclusion of impairment writedowns of depreciable real estate is consistent with the definition of FFO, and prior periods should be restated to be consistent with this guidance. As the Company has not had any impairments in the past five years, the Company was not required to restate our FFO for prior periods.
FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

Further, other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO-Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO-Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO-Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2011	2010
ASSETS
Real estate assets, at cost:
Property	$292,360	$204,954
Accumulated depreciation	(45,472)	(39,556)
Total real estate assets	246,888	165,398
Cash and cash equivalents	5,695	17,591
Marketable securities	5,131	—
Escrows and acquisition deposits	4,996	4,385
Accrued rents and accounts receivable, net of allowance for doubtful accounts	6,053	4,726
Unamortized lease commissions and loan costs	3,755	3,598
Prepaid expenses and other assets	975	747
Total assets	$273,493	$196,445
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$127,890	$100,941
Accounts payable and accrued expenses	9,017	7,292
Tenants' security deposits	2,232	1,796
Dividends and distributions payable	3,647	2,133
Total liabilities	142,786	112,162
Commitments and contingencies
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding at December 31, 2011 and December 31, 2010	—	—
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized; 2,603,292 and 3,471,187 issued and outstanding as of December 31, 2011 and 2010, respectively	2	3
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized; 8,834,563 and 2,200,000 issued and outstanding as of December 31, 2011 and 2010, respectively	8	2
Additional paid-in capital	158,127	93,357
Accumulated other comprehensive loss	(1,119)	—
Accumulated deficit	(41,060)	(30,654)
Total Whitestone REIT shareholders' equity	115,958	62,708
Noncontrolling interest in subsidiary	14,749	21,575
Total equity	130,707	84,283
Total liabilities and equity	$273,493	$196,445

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2011	2010	2009

Property revenues
Rental revenues	$27,814	$25,901	$26,449
Other revenues	7,101	5,632	6,236
Total property revenues	34,915	31,533	32,685

Property expenses
Property operation and maintenance	8,659	8,358	8,519
Real estate taxes	4,668	3,925	4,472
Total property expenses	13,327	12,283	12,991

Other expenses (income)
General and administrative	6,648	4,992	6,072
Depreciation & amortization	8,365	7,225	6,958
Involuntary conversion	—	(558)	(1,542)
Interest expense	5,728	5,620	5,749
Interest, dividend and other investment income	(460)	(28)	(36)
Total other expense	20,281	17,251	17,201

Income before loss on sale or disposal of assets and income taxes	1,307	1,999	2,493

Provision for income taxes	(225)	(264)	(222)
Loss on sale or disposal of assets	(146)	(160)	(196)
Income before gain on sale of property	936	1,575	2,075

Gain on sale of property	397	—	—
Net income	1,333	1,575	2,075

Less: Net income attributable to noncontrolling interests	210	470	733

Net income attributable to Whitestone REIT	$1,123	$1,105	$1,342

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2011	2010	2009

Earnings per share - basic
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.12	$0.27	$0.41

Earnings per share - diluted
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.12	$0.27	$0.40

Weighted average number of common shares outstanding:
Basic	9,028	4,012	3,236
Diluted	9,042	4,041	3,302

Dividends declared per Class A common share	$1.14	$1.19	$1.35
Dividends declared per Class B common share (1)	1.14	0.57	—

Condensed Consolidated Statements of Comprehensive Income

Net income	$1,333	$1,575	$2,075

Other comprehensive gain (loss):

Unrealized loss on available-for-sale marketable securities	(1,329)	—	—

Comprehensive income	4	1,575	2,075

Less: Comprehensive income attributable to noncontrolling interests	1	470	733

Comprehensive income attributable to Whitestone REIT	$3	$1,105	$1,342

(1)
Class B common shares were issued on August 26, 2010 in connection with Whitestone's initial public offering and listing on the NYSE Amex. Class B common shares received a pro-rated dividend in September 2010. From October 2010 forward, Class A and Class B common shares received the same dividend.

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Property revenues
Rental revenues	$7,352	$6,601	$27,814	$25,901
Other revenues	2,616	1,458	7,101	5,632
Total property revenues	9,968	8,059	34,915	31,533

Property expenses
Property operation and maintenance	2,331	2,285	8,659	8,358
Real estate taxes	1,278	923	4,668	3,925
Total property expenses	3,609	3,208	13,327	12,283

Other expenses (income)
General and administrative	1,911	1,257	6,648	4,992
Depreciation & amortization	2,239	1,902	8,365	7,225
Involuntary conversion	—	(558)	—	(558)
Interest expense	1,451	1,410	5,728	5,620
Interest, dividend and other investment income	(81)	(9)	(460)	(28)
Total other expense	5,520	4,002	20,281	17,251

Income before loss on sale or disposal of assets and income taxes	839	849	1,307	1,999

Provision for income taxes	(60)	(51)	(225)	(264)
Loss on sale or disposal of assets	(129)	(47)	(146)	(160)
Income before gain on sale of property	650	751	936	1,575

Gain on sale of property	—	—	397	—
Net income	650	751	1,333	1,575

Less: Net income attributable to noncontrolling interests	94	206	210	470

Net income attributable to Whitestone REIT	$556	$545	$1,123	$1,105

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Earnings per share - basic
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.10	$0.12	$0.27

Earnings per share - diluted
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.10	$0.12	$0.27

Weighted average number of common shares outstanding:
Basic	11,232	5,479	9,028	4,012
Diluted	11,244	5,499	9,042	4,041

Dividends declared per Class A common share	$0.29	$0.29	$1.14	$1.19
Dividends declared per Class B common share (1)	0.29	0.29	1.14	0.57

(1)
Class B common shares were issued on August 26, 2010 in connection with Whitestone's initial public offering and listing on the NYSE Amex. Class B common shares received a pro-rated dividend in September 2010. From October 2010 forward, Class A and Class B common shares received the same dividend.

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net income	$1,333	$1,575	$2,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,749	6,805	6,518
Amortization of deferred loan costs	616	420	440
Gain on sale of marketable securities	(192)	—	—
Loss (gain) on sale or disposal of assets and properties	(251)	160	196
Bad debt expense	615	536	877
Share-based compensation	310	297	1,013
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(519)	3,840	(3,700)
Accrued rents and accounts receivable	(1,939)	(748)	(511)
Unamortized lease commissions and loan costs	(995)	(783)	(634)
Prepaid expenses and other assets	296	446	527
Accounts payable and accrued expenses	993	(2,319)	2,096
Tenants' security deposits	436	166	1
Net cash provided by operating activities	8,452	10,395	8,898
Cash flows from investing activities:
Acquisitions of real estate	(65,910)	(8,625)	(5,619)
Additions to real estate	(7,568)	(4,143)	(3,611)
Proceeds from sale of property	1,567	—	—
Investments in marketable securities	(13,520)	—	—
Proceeds from sales of marketable securities	7,252	—	—
Net cash used in investing activities	(78,179)	(12,768)	(9,230)
Cash flows from financing activities:
Dividends paid	(10,045)	(5,158)	(4,645)
Distributions paid to OP unit holders	(1,974)	(2,249)	(2,281)
Proceeds from issuance of common shares, net of offering costs	59,683	22,970	—
Proceeds from notes payable	13,905	1,430	9,557
Repayments of notes payable	(3,128)	(2,957)	(8,725)
Payments of loan origination costs	(610)	(98)	(288)
Repurchase of common stock	—	(249)	—
Net cash provided by (used in) financing activities	57,831	13,689	(6,382)
Net increase (decrease) in cash and cash equivalents	(11,896)	11,316	(6,714)
Cash and cash equivalents at beginning of period	17,591	6,275	12,989
Cash and cash equivalents at end of period	$5,695	$17,591	$6,275
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,719	$5,621	$5,535
Cash paid for taxes	215	262	223
Non cash Investing and financing activities:
Disposal of fully depreciated real estate	$238	$598	$564
Financed insurance premiums	649	616	568
Acquisition of real estate in exchange for OP units	—	—	3,625
Debt assumed with acquisitions of real estate	15,425	—	—
Value of shares issued under dividend reinvestment plan	37	—	—
Value of Class B shares exchanged for OP units	4,972	—	—
Change in par value of Class A common shares	—	7	—
Change in fair value of available-for-sale securities	(1,329)	—	—
Reclassification of dividend reinvestment shares with rescission rights	—	606	—

Whitestone REIT and Subsidiaries RECONCILIATION OF NON-GAAP MEASURES (in thousands, except per share and per unit data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
FFO AND FFO-CORE
Net income attributable to Whitestone REIT	$556	$545	$1,123	$1,105
Depreciation and amortization of real estate assets	2,015	1,767	7,625	6,697
Loss (gain) on disposal of assets	129	47	(251)	160
Net income attributable to noncontrolling interests	94	206	210	470
FFO	$2,794	$2,565	$8,707	$8,432

Acquisition costs	$339	$35	$666	$46
Gain on insurance claim settlement	—	(558)	—	(558)
Legal and professional costs (recoveries), net	—	—	254	—
FFO-Core	$3,133	$2,042	$9,627	$7,920

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$2,794	$2,565	$8,707	$8,432
Dividends paid on unvested restricted Class A common shares	(4)	(6)	(17)	(27)
FFO excluding amounts attributable to unvested restricted
Class A common shares	$2,790	$2,559	$8,690	$8,405
FFO-Core excluding amounts attributable to unvested restricted
Class A common shares	$3,129	$2,036	$9,610	$7,893

Denominator:
Weighted average number of total common shares - basic	11,232	5,479	9,028	4,012
Weighted average number of total noncontrolling
OP units - basic	1,381	1,815	1,705	1,815
Weighted average number of total commons shares and
noncontrolling OP units - basic	12,613	7,294	10,733	5,827

Effect of dilutive securities:
Unvested restricted shares	12	20	14	29
Weighted average number of total common shares and
noncontrolling OP units - dilutive	12,625	7,314	10,747	5,856

FFO per share and unit - basic	$0.22	$0.35	$0.81	$1.44
FFO per share and unit - diluted	$0.22	$0.35	$0.81	$1.44

FFO-Core per share and unit - basic	$0.25	$0.28	$0.90	$1.35
FFO-Core per share and unit - diluted	$0.25	$0.28	$0.89	$1.35

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010	2009

PROPERTY NET OPERATING INCOME ("NOI")

Net income attributable to Whitestone REIT	$556	$545	$1,123	$1,105	$1,342
General and administrative expenses	1,911	1,257	6,648	4,992	6,072
Depreciation and amortization	2,239	1,902	8,365	7,225	6,958
Involuntary conversion	—	(558)	—	(558)	(1,542)
Interest expense	1,451	1,410	5,728	5,620	5,749
Interest, dividend and other investment income	(81)	(9)	(460)	(28)	(36)
Provision for income taxes	60	51	225	264	222
Loss on disposal of assets	129	47	146	160	196
Gain on sale of property	—	—	(397)	—	—
Net income (loss) attributable to noncontrolling interests	94	206	210	470	733
NOI	$6,359	$4,851	$21,588	$19,250	$19,694

EARNINGS BEFORE INTEREST, INCOME TAX, DEPRECIATION AND AMORTIZATION ("EBITDA")

Net income attributable to Whitestone REIT	$556	$545	$1,123	$1,105	$1,342
Depreciation and amortization	2,239	1,902	8,365	7,225	6,958
Involuntary conversion	—	(558)	—	(558)	(1,542)
Interest expense	1,451	1,410	5,728	5,620	5,749
Provision for income taxes	60	51	225	264	222
Loss (gain) on disposal of assets	129	47	146	160	196
Net income attributable to noncontrolling interests	94	206	210	470	733
EBITDA	$4,529	$3,603	$15,797	$14,286	$13,658

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2011	2011	2011	2011
Net income (loss) attributable to Whitestone REIT	$556	$578	$(196)	$185
Depreciation and amortization	2,239	2,161	1,976	1,989
Interest expense	1,451	1,430	1,445	1,402
Provision for income taxes	60	54	58	53
Loss (gain) on disposal of assets	129	(1)	—	18
Net income (loss) attributable to noncontrolling interests	94	97	(42)	61
EBITDA	$4,529	$4,319	$3,241	$3,708

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Other Financial Information:

Tenant improvements (1)	$293	$233	$1,927	$1,404
Leasing commissions (1)	$145	$192	$663	$643
Scheduled debt principal payments	$637	$594	$2,489	$2,303
Straight line rent income	$47	$223	$567	$275
Market rent amortization income from acquired leases	$12	$3	$48	$16
Non-cash share-based compensation expense	$77	$78	$310	$297
Non-real estate depreciation and amortization	$34	$26	$125	$108
Amortization of loan fees	$191	$109	$616	$420
Acquisition costs	$339	$35	$666	$46
Undepreciated value of unencumbered properties	$113,802	$55,277	$113,802	$52,277
Number of unencumbered properties	19	15	19	15
Full time employees	62	53	62	53

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands)

	As of December 31, 2011
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Class A common shares outstanding	20.3%	2,603
Class B common shares outstanding	69.0%	8,835
Operating partnership units outstanding	10.7%	1,361
Total	100.0%	12,799

Market price of Class B common shares as of
December 31, 2011		$11.90

Total equity capitalization		152,308	55%

Debt Capitalization:
Outstanding debt		$127,890
Less: Cash and cash equivalents		(5,695)
		122,195	45%

Total Market Capitalization as of
December 31, 2011		$274,503	100%

SELECTED RATIOS:
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2011	2011	2011	2011
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$4,529	$4,319	$3,242	$3,708
Interest expense	1,451	1,430	1,445	1,402
Ratio of interest expense to EBITDA	3.1	3.0	2.2	2.6

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$292,360	$241,488	$215,651	$205,966

Outstanding debt	$127,890	$102,234	$103,050	$103,760
Less: Cash	(5,695)	(32,660)	(57,776)	(18,334)
Outstanding debt after cash	$122,195	$69,574	$45,274	$85,426
Ratio of debt to real estate assets	42%	29%	21%	41%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
As of December 31, 2011
(in thousands)

TOTAL OUTSTANDING DEBT

Description	Outstanding Amount	Percentage of Total Debt
Fixed rate notes
$1.4 million 5.00% Note, Due 2012	$1,318	1.0%
$14.1 million 5.695% Note, due 2013	14,110	11.0%
$3.0 million 6.00% Note, due 2021 (1)	2,978	2.3%
$10.0 million 6.04% Note, due 2014	9,326	7.3%
$1.5 million 6.50% Note, due 2014	1,471	1.2%
$11.2 million 6.52% Note, due 2015	10,763	8.4%
$21.4 million 6.53% Notes, due 2013	19,524	15.3%
$24.5 million 6.56% Note, due 2013	23,597	18.5%
$9.9 million 6.63% Notes, due 2014	9,221	7.2%
$0.5 million 3.25% Notes, due 2012	23	—%
Floating rate notes
Unsecured line of credit LIBOR plus 3.50% to 4.50%, due 2013	11,000	8.6%
$26.9 million LIBOR plus 2.60% Note, due 2013	24,559	19.2%
	$127,890	100.0%

(1)
The 6.00% interest rate is fixed through March 30, 2016. On March 31, 2016, the interest rate will be reset to the rate of interest for a five-year balloon note with a thirty year amortization as published by the Federal Home Loan Bank.

SCHEDULE OF DEBT MATURITIES

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2012	$2,889	$1,387	$4,276	3.3%
2013	2,621	88,677	91,298	71.4%
2014	312	18,879	19,191	15.0%
2015	169	10,146	10,315	8.1%
2016	49	—	49	—%
2017 and thereafter	236	2,525	2,761	2.2%
Total	$6,276	$121,614	$127,890	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy as of
Community Center Properties	December 31, 2011	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Retail	1,512,199	90%	90%	84%	83%
Office/Flex	1,201,672	86%	86%	85%	86%
Office	631,841	79%	80%	79%	80%
Total - Operating Portfolio	3,345,712	87%	86%	84%	84%
Redevelopment, New Acquisitions (1)	251,625	50%	47%	48%	42%
Total	3,597,337	84%	84%	81%	82%

(1)	Includes new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and properties that are undergoing significant redevelopment or re-tenanting.

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (2)	Initial Lease Date	Year Expiring

Sports Authority	San Antonio	$495	1.5%	1/1/2004	2015
University of Phoenix	San Antonio	416	1.3%	10/18/2010	2018
Air Liquide America, L.P.	Dallas	375	1.1%	8/1/2001	2013
Safeway Stores, Incorporated	Phoenix	344	1.0%	12/22/2011	2021
Walgreen's #3766	Phoenix	279	0.8%	8/9/2011	2049
X-Ray X-Press Corporation	Houston	272	0.8%	7/1/1998	2019
Rock Solid Images	Houston	250	0.8%	4/1/2004	2012
Marshall's	Houston	248	0.8%	5/12/1983	2013
Eligibility Services	Dallas	236	0.7%	6/6/2000	2012
Albertson's #979	Phoenix	235	0.7%	8/9/2011	2022
Merrill Corporation	Dallas	234	0.7%	12/10/2001	2014
Fitness Alliance, LLC	Phoenix	216	0.7%	8/17/2011	2021
Compass Insurance	Dallas	213	0.6%	1/1/2006	2013
River Oaks L-M, Inc.	Houston	212	0.6%	10/15/1993	2014
Petsmart, Inc	San Antonio	199	0.6%	1/1/2004	2018
		$4,224	12.7%

(2)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2011 for each applicable tenant multiplied by 12.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
RENEWALS
Number of Leases	45	16	163	144
Total Square Feet (1)	46,401	45,470	399,493	288,538
Average Square Feet	1,031	2,842	2,451	2,004
Total Lease Value	$395,636	$1,433,000	$11,845,881	$10,374,000
NEW LEASES
Number of Leases	43	47	149	154
Total Square Feet (1)	114,673	135,567	397,774	427,620
Average Square Feet	2,667	2,884	2,670	2,777
Total Lease Value	$6,811,623	$9,498,000	$20,428,437	$21,492,000
TOTAL LEASES
Number of Leases	88	63	312	298
Total Square Feet (1)	161,074	181,037	797,267	716,158
Average Square Feet	1,830	2,874	2,555	2,403
Total Lease Value	$7,207,259	$10,931,000	$32,274,318	$31,866,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2011	48	$4,579,194	99,733	3.5	$377,372	$3.78	$12.52	$12.84	$(25,744)	(2)%	$147,687	12%
3rd Quarter 2011	42	1,794,549	72,165	2.6	95,407	1.32	9.64	10.78	(91,856)	(11)%	(61,707)	(5)%
2nd Quarter 2011	50	9,057,363	254,912	4.9	1,710,550	6.71	8.07	8.69	(156,257)	(7)%	(19,542)	(1)%
1st Quarter 2011	56	3,432,033	196,598	2.5	125,259	0.64	7.36	8.32	(190,592)	(12)%	(12,000)	(1)%
Year-to-Date 2011	196	$18,863,139	623,408	3.8	$2,308,588	$3.70	$8.71	$9.45	$(464,449)	(8)%	$54,438	1%

Comparable New Leases:
4th Quarter 2011	11	$2,019,419	35,866	4.7	$282,255	$7.87	$10.60	$10.62	$(6,506)	—%	$112,079	38%
3rd Quarter 2011	19	1,192,312	39,147	3.0	77,725	1.99	8.53	9.59	(44,416)	(11)%	(24,749)	(6)%
2nd Quarter 2011	9	3,395,023	54,519	8.8	1,271,790	23.33	8.75	7.95	43,210	10%	13,053	3%
1st Quarter 2011	16	794,204	36,212	3.0	54,296	1.50	7.93	9.96	(73,510)	(20)%	(26,435)	(8)%
Year-to-Date 2011	55	$7,400,958	165,744	5.3	$1,686,066	$10.17	$8.97	$9.35	$(81,222)	(4)%	$73,948	6%

Comparable Renewal Leases:
4th Quarter 2011	37	$2,559,775	63,867	2.7	$95,117	$1.49	$13.59	$14.18	$(19,238)	(4)%	$35,608	2%
3rd Quarter 2011	23	602,237	33,018	2.1	17,682	0.54	10.95	12.34	(47,440)	(11)%	(36,958)	(5)%
2nd Quarter 2011	41	5,662,340	200,393	3.8	438,760	2.19	7.89	8.89	(199,467)	(11)%	(32,595)	(2)%
1st Quarter 2011	40	2,637,829	160,386	2.4	70,963	0.44	7.23	7.96	(117,082)	(9)%	14,435	1%
Year-to-Date 2011	141	$11,462,181	457,664	3.3	$622,522	$1.36	$8.62	$9.49	$(383,227)	(9)%	$(19,510)	(1)%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent
Non-comparable

Non-Comparable Total Leases:
4th Quarter 2011	40	$2,628,065	127,943	7.7	$683,094	$5.34	$9.11
3rd Quarter 2011	25	3,469,728	144,081	7.2	1,989,773	13.81	8.04
2nd Quarter 2011	27	4,748,641	92,815	4.9	545,959	5.88	11.80
1st Quarter 2011	24	2,564,745	77,904	8.3	455,794	5.85	9.52
Year-to-Date 2011	116	$13,411,179	442,743	6.3	$3,674,620	$8.30	$9.47

Non-Comparable New Leases:
4th Quarter 2011	33	$2,344,450	95,993	5.0	$505,116	$5.26	$9.12
3rd Quarter 2011	20	2,490,258	116,625	8.0	1,973,200	16.92	7.77
2nd Quarter 2011	21	3,266,160	56,571	4.9	429,472	7.59	11.83
1st Quarter 2011	21	2,478,857	66,958	4.5	439,575	6.56	8.60
Year-to-Date 2011	95	$10,579,725	336,147	5.9	$3,347,363	$9.96	$9.02

Non-Comparable Renewal Leases:
4th Quarter 2011	7	$283,615	31,950	15.9	$177,978	$5.57	$9.08
3rd Quarter 2011	5	979,470	27,456	3.9	16,573	0.60	9.19
2nd Quarter 2011	6	1,482,481	36,244	4.9	116,487	3.21	11.76
1st Quarter 2011	3	85,888	10,946	8.3	16,219	1.48	15.11
Year-to-Date 2011	21	$2,831,454	106,596	7.6	$327,257	$3.07	$10.89

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent
Total

New & Renewal
4th Quarter 2011	88	$7,207,259	227,676	5.8	$1,060,466	$4.66	$10.61
3rd Quarter 2011	67	5,264,277	216,246	5.6	2,085,180	9.64	8.57
2nd Quarter 2011	77	13,806,004	347,727	4.9	2,256,509	6.49	9.09
1st Quarter 2011	80	5,996,778	274,502	3.1	581,053	2.12	7.73
Year-to-Date 2011	312	$32,274,318	1,066,151	4.9	$5,983,208	$5.61	$9.02

New
4th Quarter 2011	44	$4,363,869	131,859	4.9	$787,371	$5.97	$9.58
3rd Quarter 2011	39	3,682,570	155,772	6.7	2,050,925	13.17	7.96
2nd Quarter 2011	30	6,661,183	111,090	6.7	1,701,262	15.31	10.36
1st Quarter 2011	37	3,273,061	103,170	3.9	493,871	4.79	8.37
Year-to-Date 2011	150	$17,980,683	501,891	5.7	$5,033,429	$10.03	$9.00

Renewal
4th Quarter 2011	44	$2,843,390	95,817	7.1	$273,095	$2.85	$12.09
3rd Quarter 2011	28	1,581,707	60,474	2.9	34,255	0.57	10.15
2nd Quarter 2011	47	7,144,821	236,637	4.0	555,247	2.35	8.48
1st Quarter 2011	43	2,723,717	171,332	2.4	87,182	0.51	7.73
Year-to-Date 2011	162	$14,293,635	564,260	4.1	$949,779	$1.68	$9.04

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT LEASE EXPIRATIONS

				Annualized Base Rent
		Gross Leasable Area		as of December 31, 2011
Year	Number of Leases	Approximate Square Feet	Percent of Total	Amount (in thousands)	Percent of Total	Per Square Foot
2012	303	625,346	17.4%	$7,350	22.4%	$11.75
2013	184	571,141	15.9%	6,599	20.1%	11.55
2014	171	543,109	15.1%	5,880	17.9%	10.83
2015	89	355,534	9.9%	3,724	11.3%	10.47
2016	96	332,766	9.3%	4,022	12.2%	12.09
2017	20	90,260	2.5%	795	2.4%	8.81
2018	15	106,554	3%	1,380	4.2%	12.95
2019	7	58,783	1.6%	681	2.1%	11.58
2020	7	51,045	1.4%	588	1.8%	11.52
2021	9	111,465	3.1%	833	2.5%	7.47
Total	901	2,846,003	79.2%	$31,852	96.9%	$11.19

(1)	Lease expirations table reflects rents in place as of December 31, 2011, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2011 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries Community Centered Property Details As of December 31, 2011

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied at 12/31/2011	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	100%	$841	$11.58	$12.79
Bellnott Square	Houston	1982	73,930	41%	300	9.90	10.10
Bissonnet/Beltway	Houston	1978	29,205	100%	317	10.85	10.82
Centre South	Houston	1974	39,134	82%	230	7.17	8.01
Holly Knight	Houston	1984	20,015	100%	323	16.14	17.39
Kempwood Plaza	Houston	1974	101,008	96%	849	8.76	8.33
Lion Square	Houston	1980	119,621	92%	795	7.22	9.27
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,315	20.47	21.03
Providence	Houston	1980	90,327	97%	763	8.71	8.15
Shaver	Houston	1978	21,926	98%	252	11.73	11.45
Shops at Starwood	Dallas	2006	55,385	98%	1,396	25.72	27.30
South Richey	Houston	1980	69,928	92%	279	4.34	8.41
Spoerlein Commons	Chicago	1987	41,455	91%	743	19.70	19.78
SugarPark Plaza	Houston	1974	95,032	93%	800	9.05	9.58
Sunridge	Houston	1979	49,359	99%	407	8.33	9.37
Terravita Marketplace	Phoenix	1997	102,733	96%	1,333	13.52	14.12
Torrey Square	Houston	1983	105,766	98%	853	8.23	8.05
Town Park	Houston	1978	43,526	100%	789	18.13	17.76
Webster Point	Houston	1984	26,060	100%	289	11.09	10.90
Westchase	Houston	1978	49,573	84%	495	11.89	11.50
Windsor Park	San Antonio	1992	192,458	76%	1,434	9.80	9.39
			1,512,199	90%	15,803	11.61	12.15
Office/Flex Communities:
Brookhill	Houston	1979	74,757	76%	$163	$2.87	$4.26
Corporate Park Northwest	Houston	1981	185,627	70%	1,352	10.40	10.44
Corporate Park West	Houston	1999	175,665	87%	1,321	8.64	9.11
Corporate Park Woodland	Houston	2000	99,937	96%	820	8.55	8.73
Dairy Ashford	Houston	1981	42,902	92%	210	5.32	5.35
Holly Hall	Houston	1980	90,000	100%	713	7.92	8.09
Interstate 10	Houston	1980	151,000	84%	654	5.16	5.23
Main Park	Houston	1982	113,410	96%	711	6.53	6.51
Plaza Park	Houston	1982	105,530	79%	752	9.02	8.64
Westbelt Plaza	Houston	1978	65,619	76%	400	8.02	8.16
Westgate	Houston	1984	97,225	100%	559	5.75	5.69
			1,201,672	86%	7,655	7.41	7.57

Whitestone REIT and Subsidiaries Property Details As of December 31, 2011 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied at 12/31/2011	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	69%	$1,356	$15.61	$15.06
Featherwood	Houston	1983	49,760	84%	772	18.47	18.02
Pima Norte	Phoenix	2007	33,417	18%	110	18.29	17.95
Royal Crest	Houston	1984	24,900	85%	267	12.62	12.57
Uptown Tower	Dallas	1982	253,981	85%	3,655	16.93	17.00
Woodlake Plaza	Houston	1974	106,169	88%	1,343	14.37	14.06
Zeta Building	Houston	1982	37,740	89%	566	16.85	16.52
			631,841	79%	8,069	16.17	15.98

Total - Operating Portfolio			3,345,712	87%	31,527	10.83	11.11

Citadel	Phoenix	1985	28,547	63%	$126	$7.01	$14.68
Desert Canyon	Phoenix	2000	62,533	74%	546	11.80	11.80
Gilbert Tuscany Village	Phoenix	2009	49,415	22%	202	18.58	25.76
MarketPlace At Central	Phoenix	2000	111,130	46%	440	8.61	8.88
Total - Development Portfolio			251,625	50%	1,314	10.44	12.27

Pinnacle Phase II	Phoenix		—	—%	—	—	—
Shops at Starwood Phase III	Dallas		—	—%	—	—	—
Total - Property Held For Development (4)			—	—%	—	—	—

Grand Totals			3,597,337	84%	$32,841	$10.87	$11.21

(1)
Calculated as the tenant's actual December 31, 2011 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2011. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2011 equaled approximately $164,000 for the month ended December 31, 2011.

(2)	Calculated as annualized base rent divided by net rentable square feet leased as of December 31, 2011. Excludes vacant space as of December 31, 2011.

(3)
Represents (i) the contractual base rent for leases in place as of December 31, 2011, calculated on a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of December 31, 2011.

(4)	As of December 31, 2011, these properties are held for development with no gross leasable area.